Exhibit 99.1

Oragenics Announces Proposed Public Offering of Common Stock

TAMPA, November 14, 2013 — Oragenics, Inc. (NYSE MKT: OGEN) today announced its intention to offer and sell shares of its common stock in an underwritten public offering pursuant to its existing shelf registration statement. All of the shares in the proposed offering are to be sold by Oragenics.

Griffin Securities, Inc. is acting as sole underwriter for the proposed offering on a firm commitment basis. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Oragenics intends to use the net proceeds from the public offering for continued development of its lantibiotics program and for general corporate and working capital purposes.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-190609), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on August 26, 2013. A preliminary prospectus supplement relating to the offering has been filed with the SEC. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained at the SEC’s website at www.sec.gov, or by request at Griffin Securities, Inc. 17 State Street New York, NY 10004.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Oragenics, Inc.

Oragenics, Inc. is focused on becoming the world leader in novel antibiotics against infectious disease and probiotics for oral health for humans and pets. Oragenics has established exclusive worldwide channel collaborations for lantibiotics and probiotics, with Intrexon Corporation Inc., a synthetic biology company. The lantibiotics collaboration will allow Oragenics access to Intrexon’s proprietary technologies with the idea of accelerating the development of much needed new antibiotics that will work against resistant strains of bacteria. The probiotics collaboration will allow Oragenics access to Intrexon’s proprietary technologies to develop and commercialize probiotics, specifically the direct administration to humans of genetically modified probiotics for the treatment of diseases of the oral cavity, throat, sinus and esophagus, including, but not limited to, aphthous stomatitis and Behcet’s disease. Oragenics also develops, markets and sells proprietary probiotics specifically designed to enhance oral health for humans and pets, under the brand names Evora and ProBiora in over 13 countries worldwide.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to our ability to raise additional capital to sustain our operations and those set forth in our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q, and other factors detailed from time to time in filings with the U.S. Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

For more information about Oragenics, visit www.oragenics.com. Follow Oragenics on Facebook and Twitter.

For more information regarding Oragenics, contact:

Corporate Contact	Investor Contact

John N. Bonfiglio, PhD	Stephanie Carrington / Aaron Estrada
Chief Executive Officer	The Ruth Group
Oragenics, Inc.	Tel: +1-646-536-7017/7028
4902 Eisenhower Drive, Suite 125	scarrington@theruthgroup.com
Tampa, FL 33634	aestrada@theruthgroup.com
Tel: 813-286-7900 x232 jbonfiglio@oragenics.com